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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported): September 5, 2001





                         EON COMMUNICATIONS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)





         Delaware                   000-26399                 62-1482176
(State or other jurisdiction      (Commission               (IRS Employer
    of incorporation)              File Number)          Identification Number)


         4105 Royal Drive NW Kennesaw, Georgia              30144
           (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (770) 423-2200


                                       N/A
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         The Company has received a notice from the Nasdaq National Market that the Company's common stock has failed to maintain a minimum bid price of $1.00 per share over the last 30 consecutive trading days as required for continued listing. Nasdaq's correspondence also indicated that the Company will be provided 90 calendar days until November 14, 2001 to regain compliance.

         If at any time before November 14, 2001, the bid price of the Company's common stock is at least $1.00 for a minimum of 10 consecutive trading days, the Nasdaq staff will determine whether the Company is in compliance with the listing requirement relating to minimum bid price. However, if the Company is unable to achieve compliance with the minimum bid price on or before November 14, 2001, Nasdaq has indicated that it will deliver written notification of its determination to delist the Company's common stock from the Nasdaq National Market.

         If the Company receives notice on or after November 14, 2001 that Nasdaq has determined to delist its common stock, the Company would have the right to appeal that determination. If delisted from the Nasdaq National Market, the stock may be eligible to trade on another marketplace, including the Nasdaq Bulletin Board. However, such alternatives are generally considered to be less efficient markets, and our stock price, as well as the liquidity of our common stock, may be adversely impacted as a result.

         The forward-looking statements contained in this 8-K involve risks and uncertainties, including technical and competitive factors, which could cause the Company's results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation's most recent Form 10-K filing with the Securities and Exchange Commission.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 5, 2001

                                    EON COMMUNICATIONS CORPORATION



                                    By /s/ Lanny Lambert
                                      -------------------------------------
                                    Lanny Lambert
                                    Vice President, Chief Financial Officer
                                    (Principal Financial and Accounting Officer)